UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 9, 2013

RESTORATION HARDWARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Suite J, Corte Madera, California	94925
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Restoration Hardware Holdings, Inc. (the “Company”) provided an update on its long-term financial goals stating that it is revising upwards its long-term goals as follows: (i) long-term percentage revenue growth goal of low twenties versus prior goal of middle to high teens; (ii) long-term adjusted EBITDA growth goal in the high twenties versus prior goal of twenties; and (iii) long-term adjusted earnings growth goal in the mid to high twenties versus prior goal of approximately twenty. See the Company’s Form 10-K filed on April 29, 2013 with the Securities and Exchange Commission for a discussion of the Company’s calculation of adjusted EBITDA and adjusted net income (loss), which are non-GAAP measures.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, the Company’s long-term revenue growth, adjusted EBITDA growth and adjusted earnings growth goals. These forward-looking statements are subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and are based upon assumptions with respect to future decisions, which are subject to change. Actual results will vary from the statements set forth in this Form 8-K and those variations may be material. For discussion of some of the important factors that could cause these variations, please refer to the section entitled “Risk Factors” in the Company’s Form 10-K filed with the Securities and Exchange Commission on April 29, 2013 and similar disclosures in subsequent reports filed with the SEC. The forward-looking statements stated in this Form 8-K are based on information available to the Company today, are not a representation that the goals set forth in these forward-looking statements will be achieved and the Company assumes no obligation to update them.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION HARDWARE HOLDINGS, INC.

Dated: July 9, 2013	By:	/s/ Karen Boone
Karen Boone
Chief Financial Officer